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                                                                       Exhibit 5
                                                                       ------- -

                                HALE AND DORR
                              Counsellors at Law
                               60 State Street
                         Boston, Massachusetts 02109
                       617-526-6000 * Fax 617-526-5000

                              September 25, 1996

INSO Corporation
31 St. James Avenue
Boston, MA 02116

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the public offering of an aggregate of 1,380,000 shares (including 180,000 shares subject to an over-allotment option granted to the Underwriters (as defined below)) of Common Stock, $.01 par value per share (the "Shares"), of INSO Corporation, a Delaware corporation (the "Company"), which will be sold by the Company to the Underwriters pursuant to an underwriting agreement (the "Underwriting Agreement") among the Company and Alex. Brown & Sons Incorporated, Adams, Harkness & Hill, Inc. and Montgomery Securities (the "Underwriters").

     We have acted as counsel for the Company in connection with the sale by the Company of the Shares. We have examined copies of the Registration Statement and all exhibits thereto, and all documents incorporated by reference therein, all as filed with the Commission. We have also examined and relied upon the original or copies of minutes of meetings of the Board of Directors of the Company, a copy of the By-Laws of the Company, as amended, and a copy of the Certificate of Incorporation of the Company, as amended.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and that, when issued and sold by the Company in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related Prospectus under the caption "Legal Matters."

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INSO Corporation
September 25, 1996
Page 2

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                                   Very truly yours,


                                                   HALE AND DORR